Loan Agreement
[Original Chinese language text omitted]

Form of
Loan Agreement

This Loan Agreement (this "Agreement") is made and entered into by and between the parties below as of the 17th day of April, 2009 in Fuzhou, the People's Republic of China ("China" or “PRC”):

(1)
Fujian Across Express Information Technology Co., Ltd. (formerly named as “Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd.”, hereinafter the "Lender"), a limited company duly registered and validly existing in China with its address at Building 3, No. 54, Hongliao Street, Shoushan Village, Jinan District, Fuzhou.

(2)
[________] ("Borrower"), a citizen of China with Chinese identification No.: [________], whose address is at 15G, Block A, Huakaifugui Building, No.36 Dongda Road, Gulou District, Fuzhou City, Fujian Province.

Each of Lender and Borrower shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

Whereas:

A.
Fujian Fenzhong Media Co., Ltd. (formerly named as “Fuzhou Fenzhong Co., Ltd.”, the “Fujian Fenzhong” or “Borrower Company”) is a limited liability company duly established and validly exsiting in Fuzhou, China; Borrower is a shareholder of Fujian Fenzhong and holds [80] [20]% of the equity interest in Fujian Fenzhong.

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B.
Lender, Borrower, Fujian Fenzhong and BIAN Chunlan, another shareholder of Fujian Fenzhong  (together with the Borrower, the“Shareholders of Fujian Fenzhong”), entered into two agreements on November 2, 2003 and December 1, 2003 respectively (collectively the “2003 Two Agreements”); as provided in the 2003 Two Agreements, all the registered capital of Fujian Fenzhong shall be invested or provided practically by the Lender; all the investments in Fujian Fenzhong shall be contributed by the Lender in substance and the funds thereof shall be provided to Fujian Fenzhong in the name of the Borrower and BIAN Chunlan on behalf of the Lender (collectively the “Contribution Arrangements”); Borrower and BIAN Chunlan shall authorize the Lender or its designee(s) to exercise all their rights of shareholding in Fujian Fenzhong; and Borrower and BIAN Chunlan shall not exercise such rights by themselves without Lender’s written consent.

C.
Lender, Shareholders of Fujian Fenzhong, Fujian Fenzhong and WU Xiujuan, a Chinese natural person, entered into a agreement on January 2, 2008 (the “First WU Xiujuan Agreement”); as provided in the First WU Xiujuan Agreement, Borrower transferred three percent (3%) of equity interest in Fujian Fenzhong held by Borrower, which was invested or contributed practically by the Lender in substance (the “Lender Contribution”, same as below), to WU Xiujuan; WU Xiujuan shall authorize the Lender or its designee(s) to exercise all her rights of shareholding in Fujian Fenzhong; and WU Xiujuan shall not exercise such rights by herself without Lender’s written consent. Lender, Shareholders of Fujian Fenzhong, Fujian Fenzhong and WU Xiujuan entered into another agreement on July 10, 2008 (the “Second WU Xiujuan Agreement”, together with “First WU Xiujuan Agreement”, the “2008 Two Agreements”); as provided in the Second WU Xiujuan Agreement, WU Xiujuan transferred three percent (3%) of equity interest in Fujian Fenzhong held by WU Xiujuan, which was invested or contributed practically by the Lender in substance, back to Borrower; Borrower shall authorize the Lender or its designee(s) to exercise all his rights of shareholding in Fujian Fenzhong; and Borrower shall not exercise such rights by himself without Lender’s written consent.

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D.
Lender, Borrower, [________] and Fujian Fenzhong confirm that, the relevant provisions of the Contribution Arrangements as provided in the 2003 Two Agreements and the Lender Contribution as provided in the 2008 Two Agreements, shall mean that “the Lender would provide Borrower and [________] with loans for Borrower and [________] to provide funds to Fujian Fenzhong, contribute the registered capital of Fujian Fenzhong, increase the registered capital of Fujian Fenzhong and hold the equity interest in Fujian Fenzhong simultaneously. The Borrower hereby confirms that he/she has received the fund in the amount of RMB [16,000,000] [4,000,000] from the Lender for the contributions of the registered capital and increase the registered capital of the Fujian Fenzhong.

E.	The Parties agree to make supplement to the foregoing arrangements and relevant matters as provided in the 2003 Two Agreements and 2008 Two Agreements (collectively the “Four Agreements”).

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

Party A and Party B, being the signing parties to the foregoing Four Agreements, agree that this Agreement and another Loan Agreement executed on the same date by and between the Lender and [________], another shareholder of Fujian Fenzhong, collectively constitute the supplementary agreement to the foregoing Four Agreements regarding the Contribution Arrangements and Lender Contribution as set forth thereunder.

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1.	Loan

1.1
According to the foregoing Four Agreements and the terms and conditions of this Agreement, Lender agrees to provide a loan equivalent to the amount of RMB [16,000,000] [4,000,000] (the "Loan") to Borrower for the contribution of registered capital and increase of registered capital in Fujian Fenzhong and to hold the equity interest in Fujian Fenzhong, and the Borrower confirms that he/she has received such Loan (details refer to the Appendix I: RECEIPT). The term of the Loan shall be ten (10) years from the date of the receipt of the loan, and will be automatically renewed for an additional ten (10) years upon expiration, provided that no objection is made by Lender within twenty (20) days prior to each tenth anniversary. During the term of the Loan or the extended term of the Loan, Borrower shall immediately repay the full amount of the Loan in the event any one or more of the following circumstances occur:

1.1.1	Thirty (30) days elapse after Borrower receives written notice from Lender requesting repayment of the Loan;

1.1.2	Borrower's death, lack or limitation of civil capacity;

1.1.3	Borrower ceases (for any reason) to be an employee of Fujian Fenzhong or any of its affiliated entities, or ceases to be a shareholder of Fujian Fenzhong;

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1.1.4	Borrower engages in criminal act or is involved in criminal activities;

1.1.5	Any third party files a claim against Borrower that exceeds RMB1,000,000; or

1.1.6	The Lender determines to exercise the exclusive option under the Exclusive Option Agreement (the "Exclusive Option Agreement") described in Sections 3.1.1 and 3.2.3 of this Agreement.

1.2
Borrower confirms that he has received the aforementioned Loan provided by Lender, and has already used the Loan for contributions of registered capital and increase of registered capital of Borrower Company. Borrower is Borrower Company's shareholder and owns [80] [20]% of the equity interests in Borrower Company (Such [80] [20]% equity interests, hereinafter referred to as the "Borrower Equity Interest").

1.3
Lender and Borrower hereby agree and acknowledge that Lender shall have the sole right to determine Borrower's method of repaymentas follows, (1) transfer the Borrower Equity Interest in whole to Lender or Lender's designated persons (legal or natural persons) if Lender exercises of its right to acquire the Borrower Equity Interest under the Exclusive Option Agreement; and (2) in case of liquidation, Borrower shall repay the Loan with all the remaining assets of the Borrower Company distributed after liquidation to Lender or the designees of the Lender.

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1.4
Lender and Borrower hereby agree and acknowledge that, to the extent permitted by the laws of China, 100% of the proceeds from the transfer of the Borrower Equity Interest or 100% of the sale or liquidation proceeds of the Borrower Company and/or all the remaining assets of the Borrower Company distributed after liquidation (less taxes according to the PRC laws and reasonable transaction costs) shall be used to repay the Loan to Lender, in accordance with this Agreement and in the manner designated by Lender.

1.5
Lender and Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, Lender shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase Borrower Equity Interest in part or in whole at any time, at the price stipulated in the Exclusive Option Agreement.

1.6
Borrower also undertakes to execute an irrevocable Power of Attorney (the "Power of Attorney"), which authorizes Lender or a legal or natural person designated by Lender to exercise all of Borrower's rights as a shareholder of Borrower Company.

1.7
When Borrower transfers Borrower Equity Interest to Lender or Lender's designated person(s), in the event that the transfer price of such equity interest equals or is lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed an interest-free loan. In the event that the transfer price of such equity interest exceeds the principal of the Loan under this Agreement, the excess over the principal shall be deemed the interest of the Loan or other manners negotiated by both Parties in good faith and determined by Lender (to the extent permitted by the laws of China) under this Agreement payable by Borrower to Lender.

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2.	Representations and Warranties

2.1	Between the date of this Agreement and the date of termination of this Agreement, Lender hereby makes the following representations and warranties to Borrower:

2.1.1	Lender is a company duly organized and legally existing in accordance with the laws of PRC;

2.1.2
Lender has the legal capacity to execute and perform this Agreement. The execution and performance by Lender of this Agreement is consistent with Lender's scope of business and the provisions of Lender's corporate bylaws and other organizational documents, and Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement; and

2.1.3	This Agreement constitutes Lender's legal, valid and binding obligations, enforceable in accordance with its terms.

2.2	Between the date of this Agreement and the date of termination of this Agreement, Borrower hereby makes the following representations and warranties:

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2.2.1	Borrower has the legal capacity to execute and perform this Agreement. Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

2.2.2	This Agreement constitutes Borrower's legal, valid and binding obligations enforceable in accordance with its terms; and

2.2.3
There are no disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower.

3.	Borrower's Covenants

3.1	For so long as he remains a shareholder of Borrower Company, Borrower covenants irrevocably that during the term of this Agreement, Borrower shall cause Borrower Company:

3.1.1
to execute the Exclusive Option Agreement with Borrower and Lender, under which Borrower shall irrevocably grant Lender an exclusive option to purchase all of the Borrower Equity Interest; to execute an Exclusive Business Cooperation Agreement ("Exclusive Business Cooperation Agreement") with Lender (or a party designated by Lender), under which Lender (or a party designated by Lender), as an exclusive service provider, will provide Borrower Company with technical service and business consulting service; to enter into the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement on the date of  this Agreement, and to complete all the related governmental approvals, registrations or filings (as applicable);

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3.1.2
to strictly abide by the provisions of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement, and to refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement;

3.1.3
at the request of Lender (or a party designated by Lender), to execute contracts/agreements on business cooperation with Lender (or a party designated by Lender), and to strictly abide by such contracts/agreements;

3.1.4	to provide Lender with all of the information on its business operations and financial data at Lender's request;

3.1.5
To provide Lender with the annual budget of Borrower Company for Lender’s review and approval, and to ensure that the operating expenses of Borrower Company shall not exceed the annual budget approved by Lender;

3.1.6	to immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to its assets, business or income;

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3.1.7	at the request of Lender, to appoint any persons designated by Lender as directors and/or executive director of Borrower Company;

3.1.8
without Lender's prior written consent, not to supplement, change or amend its articles of association in any manner, increase or decrease its registered capital or change its share capital structure in any manner;

3.1.9	to maintain its corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

3.1.10
without Lender's prior written consent, not to sell, transfer, mortgage or dispose of in any other manner its legal or beneficial interest in any of its assets, business or revenue at any time from the date of this Agreement, or permit the encumbrance of any other security interest thereon;

3.1.11
without Lender's prior written consent, not to incur, inherit, guarantee or otherwise allow for the existence of any debt, except for (i) debt incurred in the ordinary course of business other than through any loans; and (ii) debt already disclosed to Lender for which Lender's written consent has been obtained;

3.1.12	to operate its businesses in the ordinary course and to maintain the value of its assets;

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3.1.13
without the prior written consent of Lender, not to execute any major contract, except for contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB100,000 shall be deemed a major contract);

3.1.14	without the prior written consent of Lender, not to provide any person with any loan, credit or security;

3.1.15	to procure and maintain insurance from an insurance carrier acceptable to Lender, at an amount and type of coverage typical for companies that operate similar businesses;

3.1.16	without the prior written consent of Lender, not to merge, consolidate with, acquire, or invest in any person;

3.1.17
to maintain the ownership of all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims; and

3.1.18
without the prior written consent of Lender, not to distribute dividends to shareholders, provided that upon Lender's written request, to distribute the distributable profits in whole or in part to its shareholders.

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3.2	Borrower covenants that during the term of this Agreement, he shall:

3.2.1
endeavor to cause Borrower Company to engage in media-related business and/or other business approved by Lender; the specific business scope shall be subject to the business license of Borrower Company; Borrower shall cause Borrower Company to complete all the government approvals, authorizations, licensing, registration and filing required for engaging in the businesses within the scope of its business license and for owning its assets pursuant to the laws of China;

3.2.2
execute an irrevocable Power of Attorney, which authorizes the Lender or a legal or natural person designated by Lender to exercise all of Borrower's rights as a shareholder in Borrower Company, and refrain from exercising any such shareholder rights except to the extent required under this Agreement or the Equity Interest Pledge Agreement (hereinafter Section 3.2.4) or as requested by Lender;

3.2.3	execute the Exclusive Option Agreement with Lender and Borrower Company, under which Borrower shall irrevocably grant to Lender an exclusive option to purchase all of the Borrower Equity Interest;

3.2.4	execute an Equity Interest Pledge Agreement (the "Equity Interest Pledge Agreement") with Lender and Borrower Company, under which Borrower shall pledge the Borrower Equity Interest to Lender;

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3.2.5
enter into the aforementioned Power of Attorney, Exclusive Option Agreement and Equity Interest Pledge Agreement on the date of this Agreement, and complete all the related governmental approvals, registrations or filings (as applicable);

3.2.6
abide by the provisions of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, perform his obligations under this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement;

3.2.7
not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any security interest or the encumbrance, except in accordance with the Equity Interest Pledge Agreement;

3.2.8
cause any shareholders' meeting and/or the board of directors and/or executive director of Borrower Company not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except to Lender or Lender's designated person;

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3.2.9
cause any shareholders' meeting and/or the board of directors and/or executive director of the Borrower Company not to approve the merger or consolidation of Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of Lender;

3.2.10	immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower Equity Interest;

3.2.11
to the extent necessary to maintain his ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

3.2.12	without the prior written consent of Lender, refrain from any action/omission that may have a material impact on the assets, business and liabilities of Borrower Company;

3.2.13	appoint any designee of Lender as director and/or executive director of Borrower Company, at the request of Lender;

3.2.14
to the extent permitted by the laws of China, at the request of Lender at any time, promptly and unconditionally transfer all of Borrower Equity Interest to Lender or Lender's designated representative(s) at any time, and cause the other shareholders of Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section;

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3.2.15
to the extent permitted by the laws of China, at the request of Lender at any time, cause the other shareholders of Borrower Company to promptly and unconditionally transfer all of their equity interest to Lender or Lender's designated representative(s) at any time, and Borrower hereby waives his right of first refusal (if any) with respect to the share transfer described in this Section;

3.2.16
in the event that Lender purchases Borrower Equity Interest from Borrower in accordance with the provisions of the Exclusive Option Agreement, use such purchase price obtained thereby to repay the Loan to Lender; and

3.2.17
without the prior written consent of Lender, not to cause Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decreases its registered capital or change its share capital structure in any manner.

4.	Liability for Breach

4.1
In the event either Party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, the Party shall be liable for such breach and shall compensate all damages (including litigation and attorneys fees) resulting therefrom. In the event that both Parties breach this Agreement, each Party shall be liable for its respective breach.

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4.2
In the event that Borrower fails to perform the repayment obligations set forth in this Agreement, Borrower shall pay overdue interest of 0.01% per day for the outstanding payment, until the day Borrower repays the full principal of the Loan, overdue interests and other payable amounts.

5.	Notices

5.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

5.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2	For the purpose of notices, the addresses of the Parties are as follows:

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Lender: Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province
Attn: CHENG Zheng

Borrower: Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province
 Attn: [________]

5.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

6.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. The Parties shall maintain the confidentiality of all such information, and without the written consent of other Party, either Party shall not disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

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7.	Governing Law and Resolution of Disputes

7.1	The execution, validity, interpirtation, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

7.2
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Fuzhou, and the language used in arbitration shall be Mandarin Chinese. The arbitration award shall be final and binding on all parties.

7.3
Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.	Miscellaneous

8.1	This Agreement shall become effective on the date thereof, and shall expire upon the date of full performance by the Parties of their respective obligations under this Agreement.

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8.2
This Agreement shall be written in both Chinese and English language in two counter copies, each Party having one copy with equal legal binding force. In the event of there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

8.3
This Agreement may be amended or supplemented through written agreement by and between the Parties. Such written amendment agreement and/or supplementary agreement executed by and between the Parties are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

8.4
In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that, to the greatest extent permitted by law, accomplish the intentions of the Parties and the economic effect originally intended by the Parties.

8.5	The appendix (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

Appendix I: RECEIPT

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IN WITNESS WHEREOF, the Parties have executed, or caused their authorized representatives to execute, this Loan Agreement as of the date first above written.

Lender: Fujian Across Express Information Technology Co., Ltd.

By:
Name: CHENG Zheng
Title: Legal Representative

Borrower: [________]

By:

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Appendix I: RECEIPT

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RECEIPT

It is hereby confirmed that I have received the loans in the amount of RMB [16,000,000] [4,000,000] (including RMB[ ] received on [ ], 200[ ], RMB[ ] received on [ ], 200[ ] and RMB[ ] received on [ ], 200[ ], collectively, hereinafter the “Loan” ), which is to be used in the contributions of the registered capital and increase of the registered capital of Fujian Fenzhong Media Co., Ltd. (formerly named as “Fuzhou Fenzhong Co., Ltd.”, the “Fujian Fenzhong”), from Fujian Across Express Information Technology Co., Ltd. (formerly named as “Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd.”, the “Fujian Express”) based on the two agreements dated November 2, 2003 and December 1, 2003 respectively, by and among myself, [________], Fujian Express and Fujian Fenzhong.

By:
Name:

Date: April 17, 2009, in Fuzhou

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